SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

SIRNA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2950 Wilderness Place, Boulder, Colorado 80301

(Address of principal executive offices)(Zip Code)

(303) 449-6500

(Registrant’s telephone number, including area code)

Ribozyme Pharmaceuticals, Inc.

(Former name, if changed since last report)

Item 5.     Other Events.

In response to a request from NASDAQ, Sirna Therapeutics, Inc. has prepared and submitted to NASDAQ a pro forma balance sheet as of March 31, 2003 reflecting receipt of $48 million in gross proceeds, before offering costs, from a April 21, 2003 private placement to the Sprout Group, Venrock Associates, Oxford Bioscience Partners, Techno Venture Management and Granite Global Ventures.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Pro Forma Balance Sheet Analysis dated as of March 31, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRNA THERAPEUTICS, INC.

By:	/s/ HOWARD W. ROBIN
Howard W. Robin
President and Chief Executive Officer

Date: May 19, 2003

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EXHIBIT INDEX

Exhibit	Description
99.1	Pro Forma Balance Sheet Analysis dated as of March 31, 2003